SHAREHOLDERS OF FIRST VALLEY BANCORP, INC. APPROVE MERGER WITH
                          NEW ENGLAND BANCSHARES, INC.

     Enfield,  Connecticut  - June  26,  2007  - New  England  Bancshares,  Inc.
(Nasdaq: NEBS) announced that the shareholders of First Valley Bancorp, Inc. (OTCBB: FVLY) overwhelmingly approved the merger of First Valley Bancorp with New England Bancshares at a meeting held June 25. All required regulatory approvals have also been obtained. The parties anticipate closing the transaction in July.

     New England Bancshares, Inc. is the holding company for Enfield Federal Savings and Loan Association. Enfield Federal Savings and Loan Association operates eight banking centers serving the communities of Enfield, Ellington, Manchester, Suffield, East Windsor and Windsor Locks, Connecticut. At March 31, 2007, New England Bancshares had total assets of $284.2 million.

     First Valley Bancorp, Inc. is the holding company for Valley Bank. Valley Bank operates four offices in Bristol, Terryville and Southington, Connecticut. At March 31, 2007, First Valley Bancorp had total assets of $184.9 million.